EXHIBIT 4.1

                                 ARCH COAL, INC.
                           DEFERRED COMPENSATION PLAN
                            Effective January 1, 1999


1.    PURPOSE

      The purpose of this Arch Coal, Inc. Deferred Compensation Plan (the "Plan") is to provide eligible key employees of the Company with an opportunity to defer compensation to be earned by them from the Company as a means of saving for retirement or other future purposes.


2.    DEFINITIONS

      The following definitions shall be applicable throughout the Plan:

      (a) "Accounting Date" means each Business Day on which a calculation concerning a Participant's Compensation Account is performed, or as otherwise defined by the Committee.

      (b) "Beneficiary" means the person(s) designated by the Participant in accordance with Section 11, or if no person(s) is/are so designated, the estate of a deceased Participant.

      (c) "Board" means the Board of Directors of Arch Coal, Inc. or its designee.

      (d) "Business Day" means a day on which the New York Stock Exchange is open for trading activity.

      (e) "Committee" means the Personnel and Compensation Committee of the Board or its designee.

      (f) "Common Stock" means the common stock, $.01 par value, of Arch Coal, Inc.

      (g) "Common Stock Fund" means that investment option, approved by the Committee, in which a Participant's Compensation Account may be deemed to be invested and may earn income based on a hypothetical investment in Common Stock.

      (h) "Company" means Arch Coal, Inc., its divisions, subsidiaries and affiliates.

      (i) "Compensation" means any employee compensation determined by the Committee to be properly deferrable under the Plan.

      (j) "Compensation Account(s)" means the Retirement Account and/or the In-Service Account(s).

      (k) "Corporate Human Resources" means the Corporate Human Resources Department of the Company.

      (l) "Credit Date" means the date on which Compensation would otherwise have been paid to the Participant or, in the case of the Participant's designation of investment option changes, any date within three Business Days after the Participant's designation is received by Corporate Human Resources, or as otherwise designated by the Committee.

      (m)  "Deferred   Compensation"  means  the  Compensation  elected  by  the
Participant to be deferred pursuant to the Plan.

      (n) "Election" means a Participant's delivery of a written notice of election to Corporate Human Resources electing to defer payment of all or a portion of his or her Compensation either until Retirement, Termination, death or such other time as further provided by the Committee or the Company.

      (o) "Employee" means an individual classified by the Committee as a full-time, regular salaried employee (which term shall be deemed to include officers) of the Company, its present and future subsidiary corporations as defined in Section 424 of the Internal Revenue Code of 1986, as amended, or its affiliates.

      (p) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (q) "Fair Market Value" means the price of a share of Common Stock, as reported on the Composite Tape for New York Stock Exchange issues on the date and at the time designated by the Company.

      (r) "Fiscal Year" means the fiscal year of the Company, which is currently the annual period commencing January 1 and ending the following December 31.

      (s) "In-Service Account" means the account(s) to which the Participant's Deferred Compensation is credited and from which, pursuant to Section 10(b), distributions are made.

      (t)  "Participant"   means  an  Employee  selected  by  the  Committee  to
participate in the Plan and who has elected to defer payment of all or a portion of his or her Compensation under the Plan.

      (u) "Plan" means this Arch Coal, Inc. Deferred Compensation Plan as it now exists or as it may hereafter be amended.

      (v) "Retirement" means a Participant's termination of employment after age 55.

      (w) "Retirement Account" means the account(s) to which the Participant's Deferred Compensation is credited and from which, pursuant to Section 10(a), distributions are made.

      (x) "Service Year" means, as designated by the Committee, such year or portion thereof during which the services have been rendered for which Compensation is payable.

      (y) "Stock Unit(s)" means the share equivalents credited to the Common Stock Fund of a Participant's Compensation Account pursuant to Section 6.

      (z) "Termination" means termination of services as an Employee for any reason other than Retirement.


3.    SHARES; ADJUSTMENTS IN EVENT OF CHANGES IN CAPITALIZATION

      In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, share dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange or reclassification of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common shareholders other than cash dividends, the number or kind of shares or Stock Units that may be credited under the Plan shall be automatically adjusted so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes of the Plan.


4.    ELIGIBILITY

      The Committee  shall have the authority to select from  management  and/or
highly   compensated   Employees  those  Employees  who  shall  be  eligible  to
participate in the Plan.


5.    ADMINISTRATION

      Full power and authority to construe, interpret and administer the Plan shall be vested in the Company and the Committee. This power and authority includes, but is not limited to, selecting Compensation eligible for deferral, selecting investment indices, establishing deferral cycles for purposes of
Section 10(b), establishing deferral terms and conditions, and adopting modifications, amendments and procedures as may be deemed necessary, appropriate or convenient by the Committee. Decisions of the Company and the Committee shall be final, conclusive and binding upon all parties. Day-to-day administration of the Plan shall be the responsibility of Corporate Human Resources.


6.    PARTICIPANT ACCOUNTS

      Upon election to participate in the Plan, there shall be established a Retirement Account and/or In-Service Account, as designated by the Participant, to which there shall be credited any Deferred Compensation, as of each Credit Date. In addition, matching credits shall be allocated to a Participant's Retirement Account in accordance with rules prescribed by the Committee. Each such Compensation Account shall be credited (or debited) on each Accounting Date with income (or loss) based upon a hypothetical investment in any one or more of the investment options available under the Plan, as prescribed by the Committee for the particular compensation credited, which may include a Common Stock Fund, as elected by the Participant under the terms of Section 9.


7.    FINANCIAL HARDSHIP

      Upon the written request of a Participant or a Participant's legal representative and a finding that continued deferral will result in an unforeseeable financial emergency to the Participant, the Committee or the Company (each in its sole discretion) may authorize (a) the payment of all or a part of a Participant's Compensation Account in a single installment prior to his or her ceasing to be a Participant, or (b) the acceleration of payment of any multiple installments thereof. It is intended that the Committee's determinations as to whether the Participant has suffered an "unforeseeable financial emergency" shall be made consistent with the requirements under
Section 457(d) of the Internal Revenue Code of 1986, as amended.


8.    ACCELERATED DISTRIBUTION

      (a) Availability of Withdrawal Prior to Retirement. The Participant or the Participant's Beneficiary who is receiving installment payments under the Plan may elect, in writing, to withdraw all or a portion of a Participant's Compensation Account at any time prior to the time such Compensation Account otherwise becomes payable under the Plan, provided the conditions specified in
Section 8(c), 8(d) and 8(e) hereof are satisfied.

      (b) Acceleration of Periodic Distributions. Upon the written election of the Participant or the Participant's Beneficiary who is receiving installment payments under the Plan, the Participant or Participant's Beneficiary may elect to have all or a portion of the remaining installments distributed in the form of an immediately payable lump sum, provided the conditions specified in Section 8(c) and 8(e) hereof are satisfied.

      (c) Forfeiture Penalty. In the event of a withdrawal pursuant to Section 8(a), or an accelerated distribution pursuant to Section 8(b), the Participant shall forfeit from such Compensation Account an amount equal to 10% of the amount of the withdrawal or accelerated distribution, as the case may be. The forfeited amount shall be deducted from the Compensation Account prior to giving effect to the requested withdrawal or acceleration. Neither the Participant nor the Participant's Beneficiary shall have any right or claim to the forfeited amount, and the Company shall have no obligation whatsoever to the Participant, the Participant's Beneficiary or any other person with regard to the forfeited amount.

      (d) Minimum Withdrawal. In no event shall the amount withdrawn in accordance with Section 8(a) be less than 25% of the amount credited to such Participant's Compensation Account immediately prior to the withdrawal.

      (e) Suspension  from Deferrals.  In the event of a withdrawal  pursuant to
Section 8(a) or 8(b), a Participant who is otherwise eligible to make deferrals of Compensation under this Plan shall be prohibited from making such deferrals with respect to the remainder of the current Fiscal Year and the Fiscal Year of the Plan immediately following the Fiscal Year of the Plan during which the withdrawal was made, and any election previously made by the Participant with respect to deferrals of Compensation for such Fiscal Years of the Plan shall be void and of no effect.


9.    MANNER OF ELECTION

      (a) General. Any Employee selected by the Committee to participate in the Plan may elect to do so by delivering to Corporate Human Resources an Election on a form prescribed by Corporate Human Resources, designating the Compensation account to which the Deferred Compensation is to be credited, electing the timing and form of distribution, and setting forth the manner in which such Deferred Compensation shall be invested in accordance with Section 6 hereof. The timing of the filing of the appropriate form with Corporate Human Resources shall be determined by the Company or the Committee. An effective election to defer Compensation may not be revoked or modified except as otherwise determined by the Company or the Committee or as stated herein.

      (b) Investment Alternatives -- Existing Balances. A Participant may elect to change an existing selection as to the investment alternatives in effect with respect to an existing Compensation Account (in increments prescribed by the Committee or the Company) as often, and with such restrictions, as determined by the Committee or by the Company.

      (c) Change of Beneficiary. A Participant may, at any time, elect to change the designation of a Beneficiary in accordance with Section 11 hereof.


10.   DISTRIBUTION

      (a) Retirement Account. A Participant's Retirement Account shall be distributed in cash at the time and in the manner elected by the Participant in his Election. If no Election is made by a Participant as to the distribution or form of payment of his or her Retirement Account, upon the Participant's death, Termination, or Retirement such account shall be paid in cash in a lump sum. The entire Retirement Account must be paid out within forty years following the date of the earliest of the Participant's death, Termination, or Retirement.

      (b) In-Service Account. Deferred Compensation credited to a Participant's In-Service Account shall be distributed in cash at the time and in the manner elected by the Participant in his Election. A Participant may make different Elections with respect to the applicable distribution periods for different deferral cycles in the In-Service Accounts.

      (c) Termination. Notwithstanding the foregoing, in the event of a Participant's Termination, the Company reserves the right to distribute the Participant's Compensation Account at such time and in such manner as deemed appropriate.

      (d) Change of Distribution of Compensation Account. A Participant will be allowed to change the Election as to the distribution of his or her Retirement Account, subject to approval by the Committee or the Company. Such change must be made by the earlier of:

            (1) the date six months prior to the first day of the month following such Participant's Retirement; or

            (2) the December 31 immediately preceding the first day of the month following such Participant's Retirement.

      A Participant may not change the Election as to the distribution of Deferred Compensation in his or her In-Service Account(s) except as otherwise set forth in Sections 7 and 8.


11.   BENEFICIARY DESIGNATION

      A Participant may designate one or more persons (including a trust) to whom or to which payments are to be made if the Participant dies before receiving distribution of all amounts due hereunder. A designation of Beneficiary will be effective only after the signed Election is filed with Corporate Human Resources while the Participant is alive and will cancel all designations of Beneficiary signed and filed earlier. If the Participant fails to designate a Beneficiary as provided above or if all of a Participant's Beneficiaries predecease him or her and he or she fails to designate a new Beneficiary, the remaining unpaid amounts shall be paid in one lump sum to the estate of such Participant. If all Beneficiaries of the Participant die after the Participant but before complete payment of all amounts due hereunder, the remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of such Beneficiaries.


12.   UNSECURED GENERAL CREDITOR STATUS OF EMPLOYEE

      The payments to Participants and their Beneficiaries hereunder shall be made from the general corporate assets of the Company. No person shall have any interest in any such assets by virtue of the provisions of this Plan. The Company's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Company. Any accounts maintained under this Plan shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any account shall hold any actual funds or assets.

13.   INALIENABILITY OF BENEFITS

      The interests of the Participants and their Beneficiaries under the Plan may not in any way be voluntarily or involuntarily transferred, alienated or assigned, nor subject to attachment, execution, garnishment or other such equitable or legal process. A Participant or Beneficiary cannot waive the provisions of this Section 13.


14.   GOVERNING LAW

      The provisions of this plan shall be interpreted and construed in accordance with the laws of the State of Missouri, except to the extent preempted by Federal law.


15.   AMENDMENTS

      The Committee may amend, alter or terminate this Plan at any time without the prior approval of the Board; provided, however, that the Committee may not, without approval by the Board, materially increase the benefits accruing to Participants under the Plan.


            IN WITNESS WHEREOF, the Arch Coal, Inc. Deferred Compensation Plan is effective as January 1, 1999.

                                                ARCH COAL, INC.


                                                By:___________________________

                                                Title:________________________